                                                                     Exhibit 5.1

                   [LETTERHEAD OF GALLAGHER, BRIODY & BUTLER]

                                January 10, 2005

U.S. Helicopter Corporation
6 East River Piers
Downtown Manhattan Heliport
New York, NY 10004

      Re:   U.S. Helicopter Corporation
            Registration Statement on Form SB-2

Gentlemen:

      We have acted as special counsel to U.S. Helicopter Corporation (the "Company") in connection with the issuance or proposed issuance of 10,556,723 shares of the Company's common stock (the "Common Stock"). The resale of the Common stock is being registered on a Registration Statement on Form SB-2 (the "Registration Statement").

      You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Common Stock. For purposes of rendering that opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and corporate action of the Company that provides for the issuance of the Common Stock. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion. We have also relied on a certificate of an officer of the Company.

      Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

      Based upon and subject to the foregoing, as of the effective date of the Registration Statement, it is my opinion that the shares of Common Stock to be sold pursuant to the Registration Statement by the selling shareholders named therein, were and are duly authorized for issuance by the Company and, when issued and sold in the manner described in the Registration Statement, as amended, will be validly issued, fully paid and non-assessable.

U.S. Helicopter Corporation
January 10, 2005
Page 2

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                          Very truly yours,

                                          GALLAGHER, BRIODY & BUTLER

                                          /s/Gallagher Briody & Butler